                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_] Preliminary Prospectus Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                       ST. JOSEPH LIGHT & POWER COMPANY
                (Name of Registrant as Specified in its Charter)

                       ST. JOSEPH LIGHT & POWER COMPANY
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- --------
*Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                        ST. JOSEPH LIGHT & POWER COMPANY
                       520 FRANCIS STREET, P. O. BOX 998,
                        ST. JOSEPH, MISSOURI 64502-0998

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 18, 1994
                               ------------------

     The Annual Meeting of Shareholders of St. Joseph Light & Power Company will be held at The Albrecht-Kemper Museum of Art, 2818 Frederick Avenue, St. Joseph, Missouri, at 9 o'clock A.M., local time, on May 18, 1994 for the following purposes:

     (1) To elect three Class I directors to serve until the 1997 Annual Meeting of Shareholders and until their successors have been elected and qualified;

     (2) To approve the Long-Term Incentive Plan;

     (3) To approve the appointment of Arthur Andersen & Co. as independent auditors for 1994; and

     (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of Common Stock of record at the close of business on April 1, 1994 are entitled to notice of and to vote at the meeting or any adjournments thereof.

     YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.

                                            By Order of the Board of Directors:

                                                      GARY L. MYERS
                                                        Secretary

St. Joseph, Missouri
April 8, 1994

                        ST. JOSEPH LIGHT & POWER COMPANY
                       520 FRANCIS STREET, P. O. BOX 998,
                        ST. JOSEPH, MISSOURI 64502-0998

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                                  May 18, 1994

     The accompanying proxy is solicited by the Board of Directors of St. Joseph Light & Power Company and is for use at the Annual Meeting of Shareholders on May 18, 1994 and any adjournments thereof. This proxy statement and the form of proxy will be first sent or given to shareholders on or about April 8, 1994.

     A shareholder who executes a proxy may revoke it at any time before it is voted by giving written notice of the termination thereof to the Secretary of the Company, by executing a proxy bearing a later date or by attending the meeting and revoking the proxy by verbal or written notice to the Secretary. Proxies in the accompanying form, properly executed and received by the Company prior to the meeting and not revoked, will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the shareholder, proxies will be voted for the election of the named Class I director nominees, for the approval of the Long-Term Incentive Plan and for the approval of Arthur Andersen & Co. as independent auditors. The Board of Directors does not know of any other matters to be brought before the meeting; however, if other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon at their discretion.

     The solicitation will be made primarily by mail, but shareholders may be solicited personally or by telephone by employees or agents of the Company who will not receive special compensation for such services. All costs of soliciting proxies will be borne by the Company. Upon request, brokers and nominees will be reimbursed for reasonable out-of-pocket expenses incurred by them in forwarding proxy material to beneficial owners of the Company's Common Stock.

     The Board of Directors has fixed the close of business on April 1, 1994 as the record date for the determination of shareholders of the Company entitled to receive notice of and to vote at the Annual Meeting of Shareholders on May 18, 1994 and any adjournments thereof. As of April 1, 1994, 3,962,391 shares of Common Stock were outstanding and entitled to vote. Each such share is entitled to one vote on all matters brought before the meeting. Any shares held in the Automatic Dividend Reinvestment and Optional Cash Payment Plan will be voted in accordance with the direction given on the proxy.

                               Voting Information

     The affirmative vote of a plurality of the shares entitled to vote in the election of directors and represented in person or by proxy at the meeting is required to elect the Class I directors. Accordingly, if a quorum is present, the three persons receiving the greatest number of votes will be elected to serve as Class I directors. Withholding authority to vote for a director nominee will not prevent such nominee from being elected.

     For each matter other than the election of directors, if a quorum is present, the affirmative vote of a majority of the shares entitled to vote on such matter and represented in person or by proxy at the meeting is required for approval. Accordingly, an abstention with respect to such matter will be treated as a vote against such matter.

     If a proxy is marked to indicate that all or a portion of the shares represented by such proxy are not being voted with respect to one of the matters to be considered at the meeting, such non-voted shares will not be considered present and entitled to vote on such matter. Accordingly, non-voted shares with respect to a matter will not affect the outcome of such matter.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

INFORMATION ABOUT NOMINEES FOR DIRECTOR
AND CONTINUING DIRECTORS

     The Restated Articles of Incorporation (the "Articles") of the Company provide that members of the Company's Board of Directors shall be divided into three classes with each Class term to be for three years. The terms of the three directors in Class I expire at the 1994 Annual Meeting.

     The Board of Directors, upon the recommendation of its Nominating Committee, has nominated Messrs. Daniel A. Burkhardt, James P. Carolus and Terry
F. Steinbecker for election to the Board of Directors to serve as members of Class I until the 1997 Annual Meeting of Shareholders and upon election and qualification of their successors. Messrs. Burkhardt, Carolus and Steinbecker are presently members of the Board, elected to office by vote of the shareholders.

     All proxies will be voted for the nominees below to serve as Class I directors, unless authority to do so is withheld. If a nominee becomes unavailable for election to the Board of Directors, the proxies will be voted for the election of a substitute nominee designated by the Board of Directors.

     The following information is supplied for each person nominated for election as a director, as well as each person whose term of office as a director will continue after the meeting. Each nominee and continuing director has been engaged in his principal occupation for at least the last five years unless otherwise noted.

                                                                                                      Director
                                                                                                    Continuously
Name and Principal Occupation                                                         Age               Since
- -----------------------------                                                         ---           ------------
Class I--Nominees for Term Expiring in 1997:
  Daniel A. Burkhardt...............................................................   46               1988
     General Partner, The Jones Financial Companies (investment banking and retail securities firm), St. Louis, Missouri. Director: Essex County Gas Company,
     Amesbury, Massachusetts; Galaxy Cablevision Management,
     Inc., Sikeston, Missouri; Dial REIT, Inc., Omaha, Nebraska; CIP Management,
     Inc., St. Louis, Missouri.; Southeastern Michigan Gas Enterprises, Port Huron,
     Michigan.
  James P. Carolus..................................................................   43               1989
     President and Chief Executive Officer, Hillyard Industries, Inc. (manufacturer of maintenance cleaning products), St. Joseph, Missouri.
  Terry F. Steinbecker..............................................................   48               1985
     President and Chief Executive Officer of the Company, St. Joseph, Missouri.
Class II--Continuing Directors for Term Expiring in 1995*:
  John P. Barclay, Jr...............................................................   64               1974
     Chairman, President and Chief Executive Officer, Wire Rope Corporation
     of America, Inc. (manufactuer and distributor of wire rope and wire rope products), St. Joseph, Missouri.
  Michael A. Conway.................................................................   47               1992
     Senior Vice President and Senior Investment Officer, Aon Corporation (insurance and financial services), Chicago, Illinois, since 1990. From
     1987 to 1990, President & Chief Executive Officer, Manhattan National
     Corporation.
Class III--Continuing Directors for Term Expiring in 1996:
  Richard M. Burridge...............................................................   65               1987
     President, The Burridge Group Inc. (money manager), Chicago, Illinois.
     Director: Computer Access, Intl., Denver, Colorado; Fort Dearborn Income
     Securities, Chicago, Illinois; Lincoln National Income Fund, Chicago, Illinois;
     Lincoln National Convertible Fund, Chicago, Illinois; Lincoln Advisor Funds,
     Inc., Fort Wayne, Indiana; Cincinnati Financial Corp., Cincinnati, Ohio.

                                                                                                      Director
                                                                                                    Continuously
Name and Principal Occupation                                                         Age              Since
- -----------------------------                                                         ---           -------------
  Robert L. Simpson.................................................................   60               1983
     Consultant, Hawthorn Financial Corporation doing business as Burnham Colman
     McMurray & Hatten (insurance brokers), St. Joseph, Missouri since 1993.
     President, Hawthorn Financial Corporation for the preceding
     5-year period.
  Gerald R. Sprong..................................................................   60               1976
     President and Chief Executive Officer, The Morris Plan Company of St. Joseph
     (financial management and lending), St. Joseph, Missouri, and Director,
     President and Chief Executive Officer, First Savings Bank, F.S.B., Manhattan,
     Kansas, since 1990. President and Chief Executive Officer of Ameribanc, Inc.,
     St. Joseph, Missouri from 1985 to October 1990.

- ---------
* Mr. J. Douglas Esson, a member of the Board since 1986 (Class II) resigned January 17, 1994 in order to pursue new career opportunities. The Board of Directors anticipates it will fill this vacancy in the near future.

     The Company has transactions in the ordinary course of business with firms, including borrowings from banks, in which various members of its Board of Directors hold directorships.

COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

     The Executive Committee was established in January 1987 and has held no meetings to date. The Executive Committee is empowered generally to act on any item upon which the full Board may act with the exception of the declaration of dividends. Messrs. Barclay, Carolus, Simpson, Sprong and Steinbecker comprise the Executive Committee.

     The Audit Committee reviews the work of the independent auditors. Its functions are to: recommend to the Board of Directors independent auditors to be selected; discuss with the independent auditors the scope and results of their audit; discuss with the independent auditors and management the Company's accounting principles, policies and practices and its reporting policies and practices; and discuss with the independent auditors and internal auditors the adequacy of the Company's internal accounting controls and financial matters. The Audit Committee held two meetings in 1993. Messrs. Barclay, Conway, and Sprong comprise the Audit Committee.

     The Compensation Committee reviews management's evaluation of the performance of Company officers and officers' compensation arrangements; recommends to the Board at each annual meeting of the Board a slate of officers to be elected for the following year and the compensation level of each; and recommends the compensation to be paid to outside directors for the following year. The Compensation

Committee held five meetings in 1993. Messrs. Burkhardt, Burridge, Carolus and Simpson comprise the Compensation Committee.

     The Nominating Committee establishes criteria and procedures for the election of directors; reviews management's evaluation of any officers proposed for nomination to the Board; reviews the qualifications of and, when necessary and appropriate, interviews candidates who may be proposed for nomination; recommends to the full Board not less than 90 days prior to each Annual Meeting of Shareholders directors to be elected at such Annual Meeting of Shareholders; recommends to the Board any changes in the structure, size or function of the Board as such Committee deems appropriate; and performs such other duties in connection with the election or termination of directors as the Board may request. The Nominating Committee held two meetings in 1993. Although the Committee does not actively solicit recommendations from shareholders, the Board of Directors has adopted procedures whereby shareholders may nominate candidates for positions on the Board of Directors. These procedures are contained in the Company's Bylaws and, among other requirements contained therein, require the shareholder making the nomination to do so in writing to the Company's corporate secretary at least 30 days but no more than 90 days prior to the anniversary date of the record date for the determination of shareholders entitled to vote in the immediately preceding annual meeting of shareholders. Any nomination made in accordance with such procedures will be considered by the Committee. Messrs. Barclay, Burkhardt, Simpson and Sprong comprise the Nominating Committee.

     All outside directors are compensated for services as a director at the rate of $850 per month plus $600 for each board meeting attended. In addition, each outside director receives $600 for attendance at each meeting of a board committee of which he is a member. The Board of Directors held six regular meetings and two special meetings in 1993. During 1993, all members of the Board of Directors attended at least 75 percent of the aggregate number of meetings of the Board and of meetings of Committees on which they served. In addition, each member of the Board of Directors entered into an Indemnification Agreement effective December 1, 1993. Each agreement provides for indemnification of the director in the event of settlement of a claim or lawsuit arising out of the performance of the respective director's duties.

                        Security Ownership of Directors
                             and Executive Officers

     The following table indicates beneficial ownership of the Company's Common Stock as of April 1, 1994 of directors, executive officers named in the Summary Compensation Table below and directors and executive officers as a group.

                              Amount and Nature of
Name                         Beneficial Ownership (1)       Percent of Class
- ----                         ------------------------       ----------------
John P. Barclay, Jr.                   450                          (2)
Daniel A. Burkhardt                    434                          (2)
Richard M. Burridge                  1,500                          (2)
James P. Carolus                       387                          (2)
Michael A. Conway                      500                          (2)
R. B. Mayer *                        1,636                          (2)
Robert L. Simpson                    1,500                          (2)
R. L. Slater                         8,898                          (2)
Gerald R. Sprong                     1,233                          (2)
T. F. Steinbecker                    8,386                          (2)
L. J. Stoll                          6,096                          (2)
D. V. Svuba                          4,930                          (2)
All directors and executive         39,382                          (2)
officers as a group

- ---------
* R. B. Mayer retired January 1, 1994.

(1) In each case, the individual and each member of the group has sole voting and investment discretion with respect to the shares beneficially owned by such individual or member.

(2)  Less than one percent.

EXECUTIVE COMPENSATION

     The following table sets forth compensation information of the President and Chief Executive Officer and the four other most highly compensated executive officers during 1993 (the "named executive officers").

                                            Summary Compensation Table
                                                                                 Long-Term
                                                                                Compensation
                                                 Annual Compensation               Awards
                                         ----------------------------------     ------------
                                                                                 Restricted         All Other
               Name and                                                            Stock        Compensation ($)
          Principal Position               Year     Salary ($)    Bonus ($)    Awards ($) (A)          (B)
          ------------------               ----     ----------    ---------    --------------   ----------------
T. F. Steinbecker                          1993      $199,175        $ 0           $41,756            $4,610
  President and Chief                      1992       182,218          0            39,840             2,271
  Executive Officer                        1991       172,719          0            41,382             2,249

R. B. Mayer*                               1993       130,010          0            21,024             5,702
  Vice President--                         1992       117,938          0            20,064             5,457
  Engineering & Construction               1991       112,453          0            21,802             5,394

R. L. Slater                               1993       127,702          0            20,915             5,780
  Vice President--                         1992       117,376          0            19,968             5,487
  Administration                           1991       111,952          0            21,717             4,708

L. J. Stoll                                1993       125,560          0            19,893             3,868
  Vice President--                         1992       110,411          0            18,464             3,378
  Finance, Treasurer &                     1991       102,857          0            19,693             3,281
  Assistant Secretary

D. V. Svuba                                1993       119,979          0            18,761             4,220
  Vice President--                         1992       103,371          0            17,088             3,475
  Power Supply                             1991        96,112          0             8,008             3,315

- ---------
(A) A total of 5,302 restricted shares was awarded to officers and certain key employees on March 16, 1993 in accordance with the Restricted Stock Plan adopted by the Company's shareholders at the 1992 Annual Meeting. Each award vests one-third of the total each year after the date of grant with total vesting occurring at the 3-year anniversary. As of December 31, 1993, the value and number of restricted shares held by the named executive officers was as follows: $71,282 for Mr. Steinbecker-- 2,458 shares; $36,221 for Mr. Mayer--1,249 shares; $36,047 for Mr. Slater--1,243 shares; $33,669 for Mr. Stoll--1,161 shares; and $27,956 for Mr. Svuba--964 shares, without giving effect to the diminution of value attributable to the restrictions on such shares. The amount reported in the table represents the market value of the shares at the date of grant. Dividends are paid on restricted shares at the same rate and at the same time as on shares of Common Stock.

(B) The amounts shown in this column for the last fiscal year are derived as follows: Mr. Steinbecker-- $522 Company-paid term life insurance premium in excess of $50,000 group term amount and $4,088 Company-paid 401(k) Plan match; Mr. Mayer--$2,106 Company-paid term life insurance premium in excess of $50,000 group term amount and $3,596 Company-paid 401(k) Plan match; Mr. Slater-- $2,106 Company-paid term life insurance premium in excess of $50,000 group term amount and $3,674 Company-paid 401(k) Plan match; Mr. Stoll--$306 Company-paid term life insurance premium in excess of $50,000 group term amount and $3,562 Company-paid 401(k) Plan match; and, Mr. Svuba--$864 Company-paid term life insurance premium in excess of $50,000 group term amount and $3,356 Company-paid 401(k) Plan match.

     * R. B. Mayer retired January 1, 1994.

     The following table shows estimated annual pension benefits payable to the named executive officers under the Company's non-contributory defined benefit pension plan (the "Pension Plan") and the Supplemental Retirement Plan:

                           Pension Plan Table
                                    Years of Service
               ----------------------------------------------------------
Remuneration       15          20          25          30          35
- ------------   ----------  ----------  ----------  ----------  ----------
 $    100,000  $   75,000  $   75,000  $   75,000  $   75,000  $   75,000
      125,000      93,750      93,750      93,750      93,750      93,750
      150,000     112,500     112,500     112,500     112,500     112,500
      175,000     131,155     131,250     131,250     131,250     131,250
      200,000     148,109     150,000     150,000     150,000     150,000
      225,000     165,064     168,750     168,750     168,750     168,750
      250,000     187,500     187,500     187,500     187,500     187,500

     Directors who are not employees of the Company are excluded from participating in the Pension Plan and Supplemental Retirement Plan.

     Covered compensation is salary and includes substantially all compensation shown in the salary column of the Summary Compensation Table. The pension benefits shown above assume retirement at age 65 in 1993 and that the retiree has elected a 50 percent qualified joint and survivor benefit and the spouse is age 63. The pension benefits shown above are not subject to any deduction for social security benefits received by employees or for any other offset amounts, except as noted in the next paragraph.

     The Supplemental Retirement Plan provides executive officers of the Company a supplement to the benefits payable under the Pension Plan as limited by the Internal Revenue Code up to the amount, which when aggregated with payments made from the Pension Plan and Social Security benefits would equal a maximum of 75 percent of the benefit otherwise payable under the Plan without the limitations of the Code calculated on the basis of the officer's final annual salary. Benefits are calculated at three percent per year of final annual salary up to a maximum of 25 years of service. The Supplemental Retirement Plan also provides that in the event of a change of control of the Company as defined therein, a participant will be credited with three additional years of service (with total credited years not to exceed 25). At December 31, 1993, Messrs. Steinbecker, Mayer, Slater, Stoll and Svuba had 19, 36, 15, 19 and 27 years, respectively, of service.

     Messrs. Steinbecker, Mayer, Slater and Stoll entered into employment contracts with the Company on January 17, 1986. These contracts were amended effective December 1, 1990 and a contract entered into on the same date with Mr. Svuba, who was elected an officer on December 1, 1990. Each amended contract and in the case of Mr. Svuba, the new contract, contains a three-year term and automatically renews for annual renewable one-year terms unless terminated by either party prior to its expiration date, which termination in the case of the Company requires 30 months notice to the employee. The Company is required to pay each named executive officer (other than Mr. Mayer who retired on January 1, 1994) his unpaid salary (plus provide standard benefits for a three-year period) for the remainder of a contract term if he is terminated from employment for any reason other than "for cause." In addition, the Company is also required to pay a "gross up" amount, equal to any Federal excise tax levied or deemed owed, to each individual if a payment under the contract triggers such an excise tax. Compensation in each case is a specified minimum generally at the salary level shown in the Summary Compensation Table and salary adjustments may be made at the discretion of the Board of Directors. Based on the contracts' terms, the required termination notice and the compensation currently payable under the existing employment contracts, the maximum amounts which would be presently payable in the event of termination to Messrs. Steinbecker, Slater, Stoll and Svuba would be approximately $519,200, $331,456, $325,344 and $306,656, respectively. In addition, the above contracts (other than Mr. Mayer's) were amended on November 17, 1993 to provide for indemnification to the executive officers in the event of settlement of a claim or lawsuit against the executive arising out of the performance of his corporate duties.

REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") recognizes that competent, highly motivated employees are critical to the continuing success of the Company. The Company's salary administration program is key to retention, attraction, motivation and reward of high quality employees which translates directly into success for all Company constituencies as outlined in its mission statement--shareholders, customers, communities and employees.

     This salary administration program covers all salaried employees. The program is administered by the Human Resources department and is revised and updated taking into account national and local economic factors and the job markets for specific job classifications. The program's key components include a classification and grading system for every salaried Company position and an objective measurement of individual job performance through a formal performance appraisal.

Review of Management Compensation

     The Committee retained The Wyatt Company, an internationally known benefits and compensation consulting firm, in July 1993 to review management's compensation package and, specifically, its reasonableness and competitiveness. The Committee met on several different occasions with representatives of The Wyatt Company and received Wyatt's final report in March 1994.

     It recommended that the current benefits package and the structure by which performance is established and measured be retained but that greater emphasis be placed on pay for performance.

     The Committee agrees with the Wyatt study. It feels that to further promote and enhance shareholder value, greater emphasis should be placed on both short-term performance measured by "return on equity," and expense control and longer term "total shareholder return." The Committee, as a result, recommended to the Board of Directors adoption of a short-term cash bonus plan for Company officers and key managers for 1994 and beyond. The plan design calls for comparisons and rewards of up to 25 percent of salary based on the Company's objective performance in the areas of "return on equity" and expense control, with each factor weighted equally. Any awards would be subject to modification pursuant to an objective ratepayer protection provision.

     The Committee also recommended termination of the Company's Restricted Stock Plan which it felt was a hybrid of short and long-term goals. The Committee recommended a new, long-term plan which would establish incentive awards of restricted stock. This plan compares the Company's total shareholder return (Common Stock appreciation/depreciation plus dividends) over a three-year cycle to the "Edison Electric Institute Index of Investor-Owned Electrics." For an award to be earned, the Company must achieve a 50 percentile ranking or better against its peers for a three-year performance cycle and the total shareholder return for the cycle must be positive. This plan adoption is recommended by the full Board for shareholder approval at the Annual Meeting of Shareholders and is set out in its entirety in Exhibit A to this proxy statement.

     The Committee further agrees that the Company's present salary administration program is sound and serves the shareholder well.

1993 Performance Appraisal and Salary Determination

     The Committee meets annually with the president in regard to individual performance plans and appraisals and makes salary adjustments for the officer group. This meeting has traditionally been held in March of each year. The Committee, as a part of this process, takes into account the Company's overall financial health and performance for the preceding fiscal year.

     In regard to the president's compensation, the Committee makes an evaluation annually within the framework of the Company's salary administration program and makes adjustments accordingly. This was the methodology used for the last fiscal year.

     The Committee examined the Company's mission statement and strategic plan to determine if the Company's objectives and goals were met for 1993. Such objectives and goals contained in the Company's strategic plan include items such as return on equity and increase in dividend. The Company's stock performance and earnings and expense control were also considered. The Committee also considered major challenges faced by the Company during 1993 (as described below), work load, community service by the president, customer and employee satisfaction as evidenced by Company surveys, as well as other subjective factors. Based on the president's performance and the factors outlined above, the Committee assigned a grade. The Committee did not assign a weight to any of the objectives, goals or other factors considered by the Committee when evaluating 1993 performance. The Committee felt and recommended that the president and other officers should receive no increase in base salary for 1994 in view of the Wyatt recommendation of greater emphasis on "at risk compensation" and the adoption of new incentive plans. Following this appraisal process, the Committee met with the president for discussion.

     The backdrop of the Committee's discussion regarding 1993 performance was the challenges and difficulties faced by the Company during 1993. Some of the more significant events included regulatory proceedings, labor negotiations and the massive flooding which devastated northwest Missouri and much of the Midwest. The flood posed many challenges to manpower and equipment; Company personnel met those challenges and the Committee acknowledged those efforts.

Stock Awards for 1993

     The Committee also considered stock awards to the officers in accordance with the Restricted Stock Plan (the "Plan") approved by the shareholders at the 1992 Annual Meeting of Shareholders. Awards of restricted stock to officers and other key Company employees are earned if certain objective performance levels are attained. These performance levels are measured against two equally weighted performance criteria, return on equity and controllable expenses. With respect to Restricted Stock Awards made in 1993, the Company met its targets for return on equity and controllable expenses. The Plan also encompasses an objective ratepayer protection provision that compares the Company's residential electric rates to a peer group consisting of utilities participating in the Missouri Valley Electric Association (MVEA). In addition, no award shall be made for a plan year in which the total dividends per share payable on the Common Stock are not equal to or greater than dividends per share for the prior plan year. The Committee examined the performance criteria in regard to the incentive award formula and made its awards accordingly.

     Only one of the companies participating in the MVEA is included in the S&P Utilities Index as set forth in the performance graph. The MVEA companies were selected because, for purposes of the Plan, the Company believes a smaller peer group comprised of utilities in the same region as the Company would better reflect the weather and economic conditions facing the Company, resulting in a more accurate basis on which to measure performance. The Company believes that shareholders consider a broader array of utilities when making investment decisions. Accordingly, for purposes of the performance graph, the S&P Utilities Index is utilized.

     In conclusion, the Committee believes that compensation approved by the Committee should be a reasonable and deductible expense of the Company. Further, the Committee affirms its commitment to the retention and recruitment of a highly motivated, competent work force and its integral role in the continuing success of the Company. The Committee believes that this commitment is being met.

                                                 Respectfully submitted,

                                                 The Compensation Committee:
                                                 Daniel A. Burkhardt
                                                 Richard M. Burridge
                                                 James P. Carolus
                                                 Robert L. Simpson

CUMULATIVE TOTAL SHAREHOLDER RETURN

     The following line graph depicts information on total shareholder return over the last five years.


                             [GRAPH APPEARS HERE]



                                   PROPOSAL 2
                      APPROVAL OF LONG-TERM INCENTIVE PLAN

     On March 16, 1994, the Board of Directors approved and adopted a Long-Term Incentive Plan (the "Plan"), subject to the approval of the Company's shareholders at the 1994 Annual Meeting of Shareholders. The Board of Directors recommends that the shareholders approve the adoption of the Plan. The affirmative vote of a majority of the shares entitled to vote on the proposal and represented in person or by proxy at the meeting is required to approve the Plan. If approved by shareholders, the Plan will be effective for the Performance Cycle running from January 1, 1994 to December 31, 1996. A copy of the Plan is attached as Exhibit A to this Proxy Statement.

     The purpose of this Plan is to aid the Company in retaining qualified and competent management personnel and to encourage significant contributions by such personnel to the success of the Company by providing additional incentive to those employees who contribute to the successful and profitable operations of the Company. Specifically, the Plan is designed to motivate a long-term shareholder value focus. Under the terms of the Plan, the officers of the Company will be granted stock awards ("Stock Awards") which will be earned if certain performance levels are met. All other participants, if any, will be selected by the Compensation Committee (the "Committee") of the Board of Directors. The Committee consists of 4 directors who are not eligible to participate in the Plan. Approximately 23 employees are eligible to participate in the Plan.

PRINCIPAL FEATURES OF THE PLAN

     (a) Shares Subject to the Plan. A total of 160,000 shares of Common Stock are available for the grant of Stock Awards under the Plan, subject to adjustment for any stock dividend, stock split, merger, recapitalization or similar event. Shares subject to Stock Awards may be either authorized and unissued shares or issued shares which are reacquired by the Company and held in its treasury.

     (b) Grants of Stock Awards. As described below, officers will be granted Stock Awards for each Performance Cycle. In addition, the Committee may, in its discretion, grant Stock Awards to other key employees.

     (c) Earning of Stock Awards. Stock Awards will be earned if the Company achieves certain performance levels in regard to Total Shareholder Return of its Common Stock. Total Shareholder Return is Common Stock appreciation/depreciation plus dividends and is compared against the Total Shareholder Return of a peer group of utilities, the "Edison Electric Institute 100 Index of Investor-Owned Electrics." No Stock Award may be earned for a Performance Cycle if the Company's Total Shareholder Return is not positive for that cycle.

     A Performance Cycle is a three calendar year period with the first cycle running from January 1, 1994 to December 31, 1996. Performance Cycles will overlap with the next cycle running from January 1, 1995 to December 31, 1997 and will continue until no shares of Common Stock remain available under the Plan or earlier termination of the Plan by the Board.

     For each Stock Award, a Threshold Goal for each participant is established by applying a formula of 30 percent of base pay in the case of the President, 20 percent for all other officers and up to 20 percent for each key employee. This product is then converted to number of shares of Common Stock by dividing this product by the closing price of the Common Stock as of the first business day of a Performance Cycle. At the end of a Performance Cycle, the Company's Total Shareholder Return will be compared to that of the peer group and the amount of a Stock Award which is earned, if any, will be determined based on the Company's "Percentile Performance" measured against the peer group. The percentage of the Threshold Goal for a participant which is earned will range from (i) 0 percent (no payout) if the Company's percentile ranking of its Total Shareholder Return is less than the 50th percentile to (ii) 200 percent if the Company's percentile ranking of its Total Shareholder Return is at the 80th percentile or greater.

     A prorated Stock Award will be earned prior to the end of such award's Performance Cycle in the event of a participant's death, total disability or retirement. The full amount of a Stock Award will be earned prior to the end of such award's performance cycle in the event of a change of control of the

Company. A "change of control" means (i) an acquisition by a person or group of 20 percent or more of the Common Stock (other than an acquisition from or by the Company, by a Company benefit plan or certain reorganizations, mergers or consolidations), (ii) a change in a majority of the Board of Directors or (iii) the approval by shareholders of a reorganization, merger or consolidation (unless the shareholders receive 60 percent or more of the stock of the surviving company) or a liquidation, dissolution or sale of all or substantially all of the Company's assets.

     The Stock Awards earned will be in the form of restricted shares of Common Stock. The participant will be entitled to receive dividends on restricted shares and vote such shares by proxy, but will not be entitled to receive the shares until the restrictions thereon terminate. Such restrictions will terminate upon the earliest to occur of (i) the third anniversary of the date as of which the Stock Award is earned, (ii) the termination of the participant's employment because of death, total disability or retirement or (iii) a change of control of the Company.

     (d) Administration. The Committee will administer the Plan. Subject to the provisions of the Plan, the Committee will have full power and authority to administer and interpret the Plan. Stock Awards will be conditioned upon execution of a Restricted Stock Agreement.

     (e) Amendments. The Board of Directors may amend or terminate the Plan at any time, except that an amendment or termination of Section 5 of the Plan (relating to the performance criterion and earning of Stock Awards) will be effective as of the beginning of the year in which such amendment or termination was adopted and no amendment may be made without the approval of shareholders if such amendment would (a) increase the maximum number of shares of Common Stock available under the Plan (subject to adjustment as described above), or (b) require the approval of shareholders under applicable law or regulation.

     The following table sets forth the number of shares of restricted stock, including the value thereof as of January 1, 1994, which would be subject to Stock Awards for the first Performance Cycle under the Plan.

                            Long-Term Incentive Plan

                                                                                       Dollar Value ($) (1)
                                                                                      ---------------------
Name                                                              Number of Shares    Threshold    Maximum
- ----                                                              ----------------    ---------    -------
T. F. Steinbecker                                                       2,032         $   58,410  $  116,820
R. B. Mayer*                                                                0                  0           0
R. L. Slater                                                              865             24,860      49,720
L. J. Stoll                                                               849             24,400      48,800
D. V. Svuba                                                               800             23,000      46,000
All executive officers and
 key employee as a group
 (7 persons)                                                            5,938         $  170,670  $  341,340

- ---------
*R. B. Mayer retired January 1, 1994.

(1) ]The dollar value amounts represent the value as of January 1, 1994 of the restricted shares which would be subject to Stock Awards. As described above, the earning of any portion of a Stock Award is subject to the attainment over a three-year Performance Cycle of a minimum performance level in respect of Total Shareholder Return. The Company cannot predict the fair market value of a share of Common Stock at the end of a Performance Cycle or whether such performance level will be attained.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.
                                                     ---

The Plan is attached hereto as Exhibit A.

                                   PROPOSAL 3
                            APPOINTMENT OF AUDITORS

     The firm of Arthur Andersen & Co. has audited the accounts of the Company since 1945. The firm has been recommended by the Board of Directors to serve as independent auditors for the year 1994 following the favorable recommendation of the Audit Committee.

     A representative of Arthur Andersen & Co. is expected to be present at the shareholders' meeting. Such representative may make a statement and is expected to be available to respond to appropriate questions.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.
                                                     ---

                      SUBMISSION OF SHAREHOLDER PROPOSALS
                          FOR THE 1995 ANNUAL MEETING

     In order to be considered for inclusion in the Company's proxy materials for the 1995 Annual Meeting of Shareholders, shareholder proposals must be received by the Company, 520 Francis Street, P. O. Box 998, St. Joseph, Missouri 64502-0998, Attention: Office of the Corporate Secretary, no later than December 9, 1994.

                                 OTHER MATTERS

     Anyone owning Common Stock of the Company at the record date for this meeting or who shall in good faith represent to the Company that he was a beneficial owner of Common Stock on such date may, upon written or oral request, obtain without charge a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1993, as filed with the Securities and Exchange Commission, by directing such request to the Office of the Secretary, 520 Francis Street, P. O. Box 998, St. Joseph, Missouri 64502-0998 telephone (816) 233-8888.

     The Company knows of no other matters to be brought before the meeting. The enclosed form of proxy gives the proxies named therein discretionary authority to vote on any other matters properly presented at the meeting or any adjournments thereof.

     YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND PROMPTLY RETURN IN THE ENVELOPE PROVIDED.

                                                        By Order of the Board of
                                                                      Directors:

                                                          GARY L. MYERS
                                                            Secretary

St. Joseph, Missouri
April 8, 1994

                                                                       Exhibit A

                        ST. JOSEPH LIGHT & POWER COMPANY

                            Long-Term Incentive Plan

1. Purpose. The purpose of the St. Joseph Light & Power Company (the "Company") Long-Term Incentive Plan (the "Plan") is to aid the Company in retaining qualified and competent management personnel and to encourage significant contributions by such personnel to the success of the Company by providing additional incentive to those employees who contribute to the successful and profitable operations of the Company. Aggressively pursuing cost savings and expense reductions where appropriate are integral parts of a successful operation and translate into significant benefits for customers and shareholders alike. It is believed that these purposes will be furthered through granting to officers and key employees common stock of the Company ("Stock Awards"), as provided herein, so that such officers and employees will be encouraged and enabled to acquire a larger personal interest in the continued success of the Company.

2. Eligibility. Officers of the Company shall be granted Stock Awards in accordance with Section 5 of this Plan. In addition, grants of Stock Awards may be made by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") to key employees in accordance with
     Section 5 of this Plan. A Stock Award may only be granted to an employee of the Company.

3. General Administration. The Committee shall have full power and authority to administer and interpret the Plan, subject to the provisions of the Plan and as to such matters as are reserved under the Plan to the Board. Any interpretation of the Plan or other act of the Committee in administering the Plan shall be final and binding on all employees. The Committee may adopt such procedures as it deems necessary or appropriate in administering the Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Award granted under the Plan.

4. Shares Subject to the Plan. The total number of shares of common stock of the Company ("Common Stock") available for Stock Awards on and after May 18, 1994 shall not exceed one hundred sixty thousand (160,000). Shares reserved under the Plan shall be appropriately adjusted as provided in
     Section 11. Shares subject to Stock Awards under the Plan may be either authorized and unissued shares or issued shares which are reacquired by the Company and held in its treasury.

5.   Management Incentive.

     (a) Definitions.

         (i) "Performance Cycle" shall mean three consecutive calendar years. Performance Cycles shall overlap (for example, Performance Cycle 1 shall be January 1, 1994 to December 31, 1996 while Performance Cycle 2 shall be January 1, 1995 to December 31, 1997 and so on).

         (ii) "Peer Group Utilities" shall mean all the companies contained in the "EEI 100 Index of Investor-Owned Electrics."

         (iii) "Total Shareholder Return" shall mean Common Stock market price appreciation/depreciation and dividends.

     (b) Threshold Goal Formula.

         (i) Stock Awards shall be granted as of the first day of a Performance Cycle. The Threshold level of a Stock Award shall be determined as a percent of the annual compensation base rate as follows:

                                                    Percent of Annual
                                                       Compensation
                           Participants                 Base Rate
                           ------------      -------------------------------
                           President                        30%
                           Other Officers                   20%
                           All Others        To be determined by the
                                             Committee but not to exceed 20%

            The respective Threshold percentage of the annual compensation base rate shall be applied to the participant's annual compensation base rate as of the first day of a Performance Cycle; provided, however, the Committee may, in its discretion, affix a day different from the first day of a Performance Cycle for this purpose for a newly hired or promoted employee. This product shall be translated into a number of shares of Common Stock by dividing this product by the closing price of the Common Stock as of the first business day of the Performance Cycle. This amount expressed in shares for each respective participant shall be that participant's Threshold Goal.

     (c)Performance Criterion.

        (i) Subject to Section 6, a participant shall earn a Stock Award as of the end of the Performance Cycle applicable to such award based upon performance against a "Total Shareholder Return" criterion. A Total Shareholder Return for the universe of Peer Group Utilities referenced above shall be examined at the end of a Performance Cycle in comparison to the Total Shareholder Return of the Company for that same period. The amount of Stock Award which is earned shall be determined based on the Company's percentile ranking as measured against the Peer Group Utilities as follows:

                                                                  Award as a %
             Percentile Performance                             of Threshold Goal
- -----------------------------------------                       -----------------
                                Up To But
From                            Excluding
0%                                 50%                                  0%
50%                                55%                                100%
55%                                60%                                112%
60%                                65%                                126%
65%                                70%                                141%
70%                                75%                                159%
75%                                80%                                178%
80%                             or higher                             200%

        (ii)A prorated Stock Award shall be earned in accordance with Section 5(c)(i) prior to the end of such award's Performance Cycle in the event of a participant's death, total disability or retirement under the early or normal provisions of any defined benefit pension plan sponsored by the Company in which the participant participates ("Retirement"). Such terminations of employment are referred to individually or collectively as a Triggering Event. In order to make an award determination, the Committee shall calculate the Peer Group Utilities' performance for the applicable Performance Cycles to date (using the beginning of each respective Performance Cycle through the date of the Triggering Event) and compare the Company's performance to that of the Peer Group Utilities'. The Committee shall prorate the respective Stock Awards applicable to each Performance Cycle rounded to the nearest month. Acknowledging that the performance of the Peer Group Utilities may be difficult to ascertain at a particular point in time, the Committee shall use the most recent data available with respect to the Triggering Event.

       (iii)A Stock Award shall be earned in accordance with Section 5(c)(i) prior to the end of such award's Performance Cycle in the event of a Change of Control, as defined in Section 8. The Committee shall use the same methodology as outlined in 5(c)(ii) above with the event of Change of Control treated in the same manner as a Triggering Event. No proration, however, shall be applied.

        (iv)A Stock Award, or portion thereof, may also be earned in accordance with Section 5(c)(i) prior to the end of such award's Performance Cycle in the event of a participant's voluntary termination of employment (other than by reason of total disability or Retirement). If the Committee chooses to make such an award, it shall use the same methodology as outlined in 5(c)(ii) above with the event of voluntary termination treated in the same manner as a Triggering Event. Any Stock Award earned under this provision shall be in the absolute discretion of the Committee.

        (v) Notwithstanding anything herein to the contrary, no Stock Award, or portion thereof, shall be earned for a Performance Cycle in which the Total Shareholder Return for the Performance Cycle is not positive.

6. Earning of Stock Awards. No Stock Award shall be earned until the Committee by resolution, written consent or other appropriate action makes such determination with respect to a particular employee (the "Grantee") and a Restricted Stock Agreement is executed by the Company and the Grantee setting forth the terms and conditions of the Stock Award.

7.   Stock Awards.

     (a)Restrictions on Transfer. A certificate or certificates representing the shares earned with respect to a Stock Award shall be issued in accordance with Section 10. Such shares of Common Stock shall be subject to such terms and conditions as the Committee determines to be appropriate including, without limitation, restrictions on the sale or other disposition of such shares. Except as herein provided, such shares shall be subject to restrictions against transfer and shall not be sold, transferred, assigned or otherwise disposed of by the Grantee. However, the Grantee may, with the written consent of the Board, tender such shares for sale or exchange in the event of any tender offer within the meaning of Section 14(d) of the Securities Exchange Act of 1934. Except as described in Section 7(b)(ii) and (iii) or as may be expressly provided otherwise in a written agreement approved by the Committee between the Company and the Grantee, in the event of the termination of full-time employment with the Company prior to the termination date of restrictions pertaining to the Stock Award, the shares then subject to restrictions shall be forfeited by the Grantee and shall become the property of the Company.

        All restrictions applicable to a Stock Award shall also apply to any securities or other property subject to the Stock Award in accordance with Section 11.

     (b)Termination of Restrictions.  The restrictions imposed under Section 7
        (a)  shall lapse, expire or terminate upon the earliest to occur of:

        (i) The third anniversary of the date as of which the Stock Award is earned; or

        (ii) Upon termination of the Grantee's employment with the Company because of death, total disability or Retirement; or

        (iii)In the event of a Change of Control.

8.   Change of Control.  A "Change of Control" of the Company shall mean:

        (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 20 percent or more of the then outstanding shares of Common Stock (the "Outstanding Common Stock"); provided that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (3) of this Section 8 shall be satisfied; and provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20 percent or more of the Outstanding Common Stock by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change of Control;

        (2) individuals who, immediately after the Company's 1994 Annual Meeting of Shareholders, constitute the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director subsequent to the date of the Company's 1994 Annual Meeting of Shareholders whose election, or nomination for election by the Company's shareholders, was approved by the vote of at least 66 2/3 percent of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

        (3) approval by the shareholders of the Company of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 60 percent of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 60 percent of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Common Stock immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Common Stock, (ii) no Person other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20 percent or more of the Outstanding Common Stock) beneficially owns, directly or indirectly, 20 percent or more of the then outstanding shares of common stock of such corporation or 20 percent or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of Directors providing for such reorganization, merger or consolidation; or

        (4) approval by the shareholders of the Company of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 60 percent of the then outstanding shares of common stock thereof and more than 60 percent of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Common Stock, (B) no Person other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 20 percent or more of the Outstanding Common Stock beneficially owns, directly or indirectly, 20 percent or more of the then outstanding shares of common stock thereof or 20 percent or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of director and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

 9. Taxes. The Company shall have the right to require, prior to the delivery of any shares of Common Stock, payment by a Grantee of federal, state, local or other taxes which may be required to be withheld or paid in connection with a Stock Award.

10. Stockholder and Employment Rights. Effective as of the date on which all or a portion of a Stock Award is earned in accordance with Section 5(c), a certificate or certificates representing the earned shares shall be registered on the Company's books in the name of the Grantee; however, the certificates shall be held by the Company for the account of the Grantee and the Grantee shall deliver to the Company a stock power or powers executed in blank, covering such shares. Except as otherwise provided, the Grantee shall have all the rights of a stockholder including the right to receive dividends and to vote the shares. As and when restrictions terminate, the certificates representing such shares shall be released to the Grantee. While in its possession, the Company reserves the right to place a legend on the certificates restricting their transferability and referring to the terms and conditions (including forfeitures) applicable to the shares represented by the certificate.

     Each Stock Award shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the issuance of shares or the release of certificates representing such shares, such shares shall not be issued or such certificates released unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.

     Nothing in the Plan or in any Stock Award granted pursuant to the Plan shall confer on any individual any right to be or to continue in the employ of the Company or any of its subsidiaries or shall interfere in any way with the right of the Company or any of its subsidiaries to terminate the employment of any individual at any time.

11. Change in Stock, Adjustments, Etc. If the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or in the event of a stock dividend, stock split or other distribution to shareholders (other than a regular cash dividend) in which the participant does not participate, the Committee shall make adjustments, in its sole discretion, to the number and kind of securities reserved for the purposes of the Plan, and the number and kind of securities subject to each outstanding Stock Award and any other terms thereof. If any adjustment would result in a fractional security being subject to a Stock Award which is then or subsequently earned, the Company shall pay the Grantee thereof an amount in cash determined by multiplying the fraction of such security (rounded to the nearest hundredth) by the fair market value of a share of Common Stock, as determined in the Committee's sole discretion.

12. Amendment and Termination. The Board shall have complete power and authority to amend or terminate the Plan at any time; provided, however, that (a) an amendment or termination of Section 5 of this Plan shall be adopted only at the regularly scheduled March Board meeting and shall be effective as of the beginning of the new Performance Cycle in which such amendment or termination was adopted and no other action throughout the Performance Cycle shall change the benefits or performance criteria or goals with respect to an outstanding Performance Cycle and (b) the category of officers to be granted Stock Awards, the date of grant of a Stock Award to such officers, the formula for determining the amount of a Stock Award earned by such officers during a Performance Cycle (including applicable performance levels), and other provisions of this Plan which affect eligibility for, and the amount, price and timing of, Stock Awards granted to such officers, shall not be amended more than once every six months other than to comport with changes in the Internal Revenue Code and the Employee Retirement Income Security Act of 1974 and the rules thereunder; provided, further, that no amendment shall be made without shareholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 11), or (b) require the approval of shareholders under applicable law or regulation.

     No termination or amendment of the Plan may, without the consent of the Grantee of any Stock Award, adversely affect the rights of such Grantee with respect to any outstanding Stock Award. This Plan shall continue after its effective date unless terminated earlier by the Board. The termination of the Plan shall not affect restrictions on Stock Awards outstanding or existing at the time of such termination.

13. Governmental Regulations and Construction. The obligation of the Company to deliver shares of Common Stock under Stock Awards granted pursuant to the Plan shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies as may be required. The Plan shall be interpreted and construed in accordance with the laws of the State of Missouri.

14. Effect on Other Benefits. The value of any Stock Awards (either on the date granted or at the time restrictions on shares are terminated) shall not be included as compensation or earnings for purposes of the calculation of benefits under any other benefit plan offered by the Company.

15. Effective Date. This Plan shall be submitted to the shareholders of the Company at the 1994 Annual Meeting of Shareholders for approval, and, if approved, shall be effective for Performance Cycle 1 beginning January 1, 1994.

                                                         NOTICE
                                                           OF
                                                     ANNUAL MEETING
                                                           OF
           [LOGO OF THE                               SHAREHOLDERS
         ST. JOSEPH LIGHT                                  AND
         & POWER COMPANY]                            PROXY STATEMENT

                                         ---------------------------------------

                                                       ST. JOSEPH
                                                  LIGHT & POWER COMPANY

                                         ---------------------------------------

                                                 Wednesday, May 18, 1994
                                                        9:00 a.m.

PROXY                                                                     PROXY
                        ST. JOSEPH LIGHT & POWER COMPANY

                FOR ANNUAL MEETING OF SHAREHOLDERS MAY 18, 1994

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints T. F. STEINBECKER, L. J. STOLL and G. L. MYERS, and each of them, attorneys and proxies for the undersigned with full power of substitution to vote at the Annual Meeting of Shareholders of St. Joseph Light & Power Company on May 18, 1994 and any adjournments thereof all shares of Common Stock which the undersigned would be entitled to vote if personally present.

    UNLESS A CONTRARY VOTE IS SPECIFIED THIS PROXY WILL BE VOTED FOR THE LISTED PROPOSALS. ANY SHARES HELD IN THE AUTOMATIC DIVIDEND REINVESTMENT AND OPTIONAL CASH PAYMENT PLAN WILL BE VOTED BY THE PLAN NOMINEE IN THE SAME MANNER AS SHARES REGISTERED IN THE PARTICIPANT'S NAME.

           PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE

                 (Continued and to be signed on reverse side.)

        PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING PROPOSALS.

                                  FOR  WITHHOLD  FOR ALL (Except Nominee(s)
1. THE ELECTION OF THE THREE                              written below)
   (3) NOMINEES FOR DIRECTORS.
   CLASS I (3-YEAR TERM
   EXPIRING IN 1997)

   Nominees: Daniel A. Burkhardt, James P. Carolus and Terry F. Steinbecker

                                             FOR  WITHHOLD  FOR ALL
2. The approval of the Long-Term
   Incentive Plan

                                             FOR  WITHHOLD  FOR ALL
3. The appointment of Arthur
   Andersen & Co. as auditors
   for 1994

                                             FOR  WITHHOLD  FOR ALL
4. In their discretion with
   respect to such other matters
   as may properly come before
   such meeting or any adjournments
   thereof.

                                             Dated: _____________________ , 1994
Signature(s) ___________________________________________________________________

- --------------------------------------------------------------------------------
Please sign exactly as your name appears on this card. For joint accounts each owner should sign. When signing as corporate officer, attorney, executor, ad-ministrator, trustee or guardian, please give full title as such.